UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2011

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangements of Certain Officers

On March 23, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Cherokee Inc. (the “Company”) approved bonus awards and stock option grants for certain of the Company’s current and former named executive officers, as follows:

(i)            Howard Siegel, the Company’s Chief Operating Officer, was awarded a grant of an option to purchase up to 100,000 shares of the Company’s common stock under the Company’s 2006 Incentive Award Plan (the “2006 Plan”) with an exercise price of $17.21, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  These stock options vest in equal annual installments over the next five years and are subject to a seven year term. In addition, Mr. Siegel was awarded a cash bonus of $25,000 for the Company’s fiscal year ended January 29, 2011 (“Fiscal 2011”).

(ii)           Mark DiSiena, the Company’s Chief Financial Officer, was awarded a grant of an option to purchase up to 15,000 shares of the Company’s common stock under the 2006 Plan with an exercise price of $17.21, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  These stock options vest in equal annual installments over the next three years and are subject to a seven year term.

(iii)          Larry Sass, the Company’s Executive Vice President, was awarded a grant of an option to purchase up to 37,000 shares of the Company’s common stock under the 2006 Plan with an exercise price of $17.21, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  These stock options vest in equal annual installments over the next three years and are subject to a seven year term.

(iv)          Mark Nawrocki, the Company’s Executive Vice President, was awarded a grant of an option to purchase up to 20,000 shares of the Company’s common stock under the 2006 Plan with an exercise price of $17.21, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  These stock options vest in equal annual installments over the next three years and are subject to a seven year term.

(v)           Robert Margolis, the Company’s former Executive Chairman, was award a cash payment of $1,764,374.55 for Fiscal 2011 (the “Final Margolis Payment”). The Company is obligated to pay the Final Margolis Payment pursuant to the Separation Agreement and General Release of all Claims (the “Separation Agreement”), dated January 28, 2011, between the Company and Mr. Margolis. The terms of the Separation Agreement are summarized in the Company’s Current Report on Form 8-K, dated January 28, 2011, and filed with the Securities and Exchange Commission on January 31, 2011.  The Final Margolis Payment was calculated in accordance with the Second Revised and Restated Management Agreement, dated November 29, 1999, between the Company and The Wilstar Group, as amended by the First Amendment to the Second Revised and Restated Management Agreement, dated August 28, 2007, between the Company and The Wilstar Group and as further amended by that certain Second Amendment to the Second Revised and Restated Management Agreement, dated as of April 23, 2010, between Cherokee and The Newstar Group d/b/a The Wilstar Group (collectively, the “Management Agreement”). The Final Margolis Payment represents the final payment obligation of the Company to Mr. Margolis under either the Management Agreement or the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

March 28, 2011	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer